Exhibit 23
                                                        ----------


                 CONSENT OF INDEPENDENT ACCOUNTANTS
               --------------------------------------






We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 33-30856, 33-38411, 33-38587, 33-44788, 333-47403, 33-52691, 33-58187 and 333-02873),
Post-Effective Amendment No. 2 on Form S-8 (No. 33-30756-02) to Form S-4 (No. 333-09519), Form S-3 (Nos. 33-33682 and 333-49227) and Pre-Effective
Amendment No. 1 on Form S-3 (No. 33-62496) of Bristol-Myers Squibb Company of our report dated January 20, 1999 appearing on page 61 of this Form 10-K.


/s/ PricewaterhouseCoopers LLP
------------------------------


PRICEWATERHOUSECOOPERS LLP
New York, New York
March 31, 1999


                          E-6-1